EXHIBIT 23

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated January 29, 1997 in this Annual Report on Form 10-K relating to the Consolidated Financial Statements of F&M National Corporation and Subsidiaries, appearing under Item 8., Financial Statements and Supplementary Data, including, without limitation, the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (#2-77374 and #33-47685) of F&M National Corporation.



                                                 /s/
                                                 YOUNT, HYDE & BARBOUR, P.C.





March 21, 1997
Winchester, Virginia


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